UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 21, 2016
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Discovery Laboratories, Inc. (the “Company”) announced that today it has filed a Certificate of Amendment (“Amendment”) to its Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to (i) effect a share consolidation, or reverse split, of the common stock, par value $0.001 per share (“Common Stock”) of the Company (the “Reverse Split”), at a ratio of 1-for-14, effective at 12:01 a.m. on January 22, 2016 (the “Effective Time”), and (ii) reduce the number of authorized shares of Common Stock under the Company’s Certificate of Incorporation from 250 million to 36 million.  Because the Amendment does not reduce the number of authorized shares of Common Stock in the same proportion as the reverse split, the Amendment will have the effect of increasing the amount of Common Stock available for issuance relative to the amount of Common Stock available for issuance prior to the Amendment.

As further described in Item 5.07 of this Form 8-K, at a Special Meeting of Stockholders convened on the morning of January 21, 2016 (“Special Meeting”), the stockholders of the Company approved proposals authorizing the Board of Directors, in its discretion, to implement a reverse split based on an exchange ratio in a designated range and reduce the number of authorized shares of Common Stock at one half the exchange ratio implemented for the reverse split.  For further information about the proposals, please refer to the Company’s definitive proxy statement as filed with the SEC on December 14, 2015, and as revised by a proxy statement revision filed with the SEC on January 13, 2016 (collectively, the “Proxy Statement”).

At the Effective Time, immediately and without further action by the Company’s stockholders, every 14 shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into one share of Common Stock.  Further, any warrants, options, restricted stock units and rights outstanding as of the Effective Time that are subject to adjustment will be adjusted in accordance with the terms thereof.  These adjustments may include, without limitation, changes to the number of shares of Common Stock that may be obtained upon exercise or conversion of these securities, and changes to the applicable exercise or purchase price.

The form of Amendment is filed as Exhibit 3(i) hereto and is incorporated by reference herein.  The press release announcing the Amendment is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Securityholders.

On January 21, 2016, the Company held a Special Meeting of Stockholders.  The following matters were voted on by the stockholders at the Special Meeting: (i) authorize the Board of Directors, in its sole discretion, to effect a Reverse Split at an exchange ratio of not less than 1-for-10 and not greater than 1‑for‑20, as determined by the Board in its sole discretion, by filing an Amendment to the Company’s Certificate of Incorporation at any time through December 31, 2016; (ii) if and only if the Reverse Split is approved by stockholders, authorize the Board of Directors, in conjunction with a Reverse Split, to reduce the number of authorized shares of Common Stock under the Company’s Certificate of Incorporation from 250 million shares to a number determined by applying a ratio equal to half the exchange ratio applied in the Reverse Split, by filing an Amendment to the Company’s Certificate of Incorporation at any time through December 31, 2016.  For example, if a 1-for-10 reverse split is implemented, the authorized shares will be reduced by one-fifth (1-for-5), from 250 million shares to 50 million shares; (iii) if and only if the Reverse Split is approved by stockholders, approve the Amended and Restated Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan (“Restated 2011 Plan”) to authorize the issuance of additional shares under the 2011 Long-Term Incentive Plan in an amount set forth in the table included on page 18 of the Proxy Statement, which amount varies depending upon the exchange ratio applied in the Reverse Split and represents approximately 13% of the post-split issued and outstanding shares, and approve the Restated 2011 Plan for purposes of Section 162 of the Internal Revenue Code for an additional five years; and (iv) authorize an adjournment of the Special Meeting (as may be determined by the Board), if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the other proposals.  The results of the stockholder votes are as follows:

(i)             Authorization of the Reverse Split. This proposal was approved by a majority of the outstanding shares eligible to vote at the meeting and was, therefore, adopted. The vote was as follows:

For	Against	Abstain
69,353,891	15,727,732	821,837

(ii)            Subject to approval and implementation of the Reverse Split, authorization of the reduction in the number of authorized shares of Common Stock from 250 million shares to a number determined by applying a ratio equal to half the exchange ratio applied in the Reverse Split.  This proposal was approved by a majority of the outstanding shares eligible to vote and was, therefore, adopted.  The vote was as follows:

For	Against	Abstain
70,354,249	14,401,067	1,148,144

(iii)           Subject to approval and implementation of the Reverse Split, approve the Restated 2011 Plan to authorize the issuance of additional shares by an amount that varies depending upon the exchange ratio applied in the Reverse Split.  This proposal was approved by the affirmative vote of a majority of the votes cast at the meeting and was, therefore, adopted.  The vote was as follows:

For	Against	Abstain	Broker Non-Votes
28,496,651	16,851,366	280,035	40,275,408

(iv)          Authorize an adjournment of the Special Meeting (as may be determined by the Board), if a quorum is present, to solicit additional proxies if needed.  This proposal was approved by the affirmative vote of a majority of the votes cast at the meeting and was, therefore, adopted.  The vote was as follows:

For	Against	Abstain
54,933,110	29,895,863	1,074,487

Item 8.01.	Other Events.

Reference is made to the discussion set forth in Items 5.03 and 5.07.  As reported in Item 5.07, the Company’s stockholders approved Proposal 3 – to approve the Restated 2011 Plan and authorize the issuance of additional shares of Common Stock under the Restated 2011 Plan in an amount that varies depending upon the exchange ratio applied in the Reverse Split.  Based on an exchange ratio of 14-for-1, the Restated 2011 Plan automatically became effective at the Effective Time of the Reverse Split with 1,071,429 additional shares (“Additional Plan Shares “) authorized for issuance thereunder, bringing the total shares authorized for issuance under the Restated 2011 Plan to 1,978,572 shares.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as Amended, of Discovery Laboratories, Inc., effective 12:01 a.m. on January 22, 2016.

99.1	Press release dated January 21, 2016.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/John G. Cooper
Name: John G. Cooper
Title: President and Chief Executive Officer

Date:   January 21, 2016